Exhibit 99.2

Willow Lane Acquisition Corp. II Announces the Closing of $143,750,000 Initial Public Offering

NEW YORK, Feb. 17, 2026 /PRNewswire/ -- Willow Lane Acquisition Corp. II (the “Company”) announced the closing of its initial public offering of 14,375,000 units at a price of $10.00 per unit, including 1,875,000 units pursuant to the full exercise of the underwriters’ overallotment option. The units began trading on The Nasdaq Global Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) on February 13, 2026 under the ticker symbol “WLIIU.” Each unit consists of one Class A ordinary share and one-fourth of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “WLII” and “WLIIW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution but is focused on completing a business combination with an established middle market company poised for continued growth, led by a highly regarded management team.

The Company’s management team is led by B. Luke Weil, its Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”), George Peng, Chief Financial Officer, and Marjorie (Maya) Hernandez, Chief Operating Officer. In addition, the Board includes Simón Gaviria Muñoz, Robert Stevens, Rayne Steinberg, and Mauricio Orellana. A. Lorne Weil serves as an Advisor to the Company.

BTIG, LLC acted as sole book-running manager for the offering. Ellenoff Grossman & Schole LLP and Ogier (Cayman) LLP served as legal counsel to the Company, and Loeb & Loeb LLP served as legal counsel to the underwriters.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $143,750,000.00 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of February 17, 2026 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

A registration statement relating to the securities was filed with the SEC and became effective on January 30, 2026. The offering was made only by means of a prospectus, copies of which may be obtained from BTIG, LLC, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com or by accessing the SEC’s website, www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.